UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011 (January 21, 2011)

Cardtronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832-308-4000)

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K (the “Initial 8-K”) filed with the Securities and Exchange Commission on January 25, 2011 by Cardtronics, Inc. (the “Company”). The Company submits this Amendment to: (i) amend the document filed as Exhibit 10.2 to the Initial 8-K to the Code of Business Conduct and Ethics instead of the Financial Code of Ethics, (ii) modify the disclosures in the Initial 8-K to include an explanation of the changes made to the Financial Code of Ethics, and (iii) file the Financial Code of Ethics as Exhibit 10.3 to the Initial 8-K. This Amendment does not modify in any way the disclosures made under Item 5.03 and the document filed as Exhibit 10.1 to the Initial 8-K.

Item 5.03. Amendments to Articles or Bylaws; Change in Fiscal Year.

On January 21, 2011, the Board of Directors (the “Board”) of Cardtronics, Inc. (the “Corporation”) approved and adopted the Third Amended and Restated Bylaws (the “Bylaws”), which became effective as of January 21, 2011. The following is intended to provide a brief description of the changes made to the Bylaws, but is not a complete description and is qualified in its entirety by reference to the Bylaws themselves, which are filed as an exhibit to this report.

Sections 4.1 and 4.2 of the Bylaws were revised to clarify that the Board would have the authority to appoint the chairman of any committee established by the Board, rather than such authority resting with the committee itself.  The remaining substantive modifications to the Bylaws concerned the role of the Chief Executive Officer as the Corporation’s most senior executive officer.  To that end, the Bylaws were amended to provide that the Chief Executive Officer: (i) would preside over meetings of the stockholders if the Chairman were not present (Section 2.12); (ii) may call special meetings of the Board (Section 3.6); (iii) shall be one of the designated officers of the Corporation (Section 5.1); (iv) shall have general executive charge, management and control of the properties, business and operations of the Corporation (Section 5.5); and (v) unless otherwise directed by the Board have the power to vote or otherwise act on behalf of Corporation with respect to any securities that the Corporation may hold with respect to any other entity (Section 5.13).  Additionally, the Bylaws were further modified to allow the Corporation to have more than one President serving under the Chief Executive Officer and to allow the Chief Executive Officer and any such President to assign duties to subordinate officers (Sections 5.7 and 5.8, respectively). The Bylaws have been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provison of the Code of Ethics.

On January 21, 2011, the Audit Committee of the Board of Directors by unanimous vote approved the management proposed modifications to the Corporation’s Code of Business Conduct and Ethics and the Financial Code of Ethics. These changes were made upon recommendation by the Corporation’s outside securities counsel and not in response to any conduct or action of any director, officer, or employee of the Corporation. The following is intended to provide a brief description of the changes made to the Corporation’s Code of Business Conduct and Ethics and the Financial Code of Ethics, but is not a complete description and is qualified in its entirety by reference to these documents themselves, which are filed as exhibits to this report.

The modifications to the Corporation’s Code of Business Conduct as approved by the Audit Committee, among other administrative and non-substantive amendments, include: (i) clarifying the definition of a conflict of interest and providing examples of what the Corporation would and wouldn’t consider a conflict of interest; (ii) expanding on the previous concept of business entertainment/gifts to include all payments and gifts; and (iii) inclusion of a section entitled “Retention of Documents and Records.” The revised Code of Business Conduct and Ethics has been filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The modifications to the Financial Code of Ethics as approved by the Audit Committee, among other administrative and non-substantive amendments, include: (i) adding the General Counsel as a covered party; and (ii) modifying the list of individuals to whom potential violations should be reported, which now includes the Executive Vice President of Audit in addition to the Chief Executive Officer and the Chief Financial Officer, or to the Audit Committee Chairperson in the event there is a potential conflict of interest in reporting a potential violation to one of these individuals. The revised Financial Code of Ethics has been filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Third Amended and Restated Bylaws
10.2	Code of Business Conduct and Ethics
10.3	Financial Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: January 26, 2011	By:	/s/ J. CHRIS BREWSTER
	Name:	J. Chris Brewster
	Title:	Chief Financial Officer